Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports Sales and Operating Income Growth

for First-Quarter Fiscal 2008

Oscilloscope Business Strengthens with Improving Distribution Effectiveness

CHESTNUT RIDGE, NY, October 17, 2007 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal first quarter ended September 30, 2007.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the first quarter of fiscal 2008 are as follows:

(In millions, except per share data and percentages)	Q1 FY08 GAAP	Q1 FY07 GAAP	Q1 FY08 non-GAAP*	Q1 FY07 non-GAAP*	YOY Change non-GAAP*

Revenue	$38.7	$37.0	$38.7	$37.0	4.5%
Gross Margin	57.6%	60.0%	58.6%	60.8%	(3.6%)
Operating Income	$2.3	$1.7	$4.3	$3.7	15.4%
Operating Margin	5.9%	4.6%	11.1%	10.0%	11.0%
Net Income	$0.7	$0.6	$2.0	$1.9	5.2%
Net Income Per Diluted Share	$0.06	$0.05	$0.17	$0.16	6.3%

* A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges related to LeCroy’s October 2, 2006 and October 29, 2004 acquisitions of Catalyst Enterprises, Inc. (“Catalyst”) and Computer Access Technology Corporation (“CATC”), respectively, as well as share-based compensation costs and restructuring charges, in each case as compared to LeCroy’s GAAP results for the three-month periods ended September 30, 2007 and 2006. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance. For more information on LeCroy’s use of non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported first-quarter fiscal 2008 revenue of $38.7 million with a GAAP gross margin of 57.6%. LeCroy’s GAAP operating margin for the first quarter of fiscal 2008 was 5.9%. The Company reported GAAP operating income of $2.3 million and GAAP net income of $664,000, or $0.06 per diluted share.

GAAP operating income for the first quarter of fiscal 2008 includes $1.2 million in non-cash share-based compensation charges, $597,000 in restructuring charges and $229,000 for non-cash amortization of intangibles acquired from Catalyst. Excluding those items, for the first quarter of fiscal 2008 the Company reported an 11.1% non-GAAP adjusted operating margin and $4.3 million of non-GAAP adjusted operating income.

Comments on the First Quarter

“Our positive first-quarter financial results reflect the success of our efforts to reduce operating costs and improve our distribution effectiveness,” said Tom Reslewic, President and Chief Executive Officer of LeCroy. “We are particularly pleased with the improvements in our oscilloscope business across all product lines and most geographies in the first quarter.”

“The actions we took this past spring to reduce our cost structure are yielding positive results,” said Reslewic. “Our goal was to be able to achieve meaningful profitability at current revenue levels. To streamline the operation for improved profitability, we eliminated layers of management, reduced our headcount and terminated unproductive business operations. These improvements contributed to 15% adjusted non-GAAP operating income growth year-over-year and 74% sequentially.”

“With its improved cost structure, LeCroy is now well-positioned to leverage the top-line growth we can achieve as fiscal 2008 unfolds,” said Reslewic. “Specifically, we anticipate three growth drivers going forward. First, we are expecting to continue to improve our oscilloscope sales channel effectiveness, particularly in the United States, Asia and Japan. Secondly, we are looking to improve our oscilloscope market share with the launch of significant new products in the quarters ahead. Finally, we expect that improved market traction for next-generation protocol standards will drive the sales of our market-leading portfolio of serial data protocol analysis products.”

“Our channel initiatives produced positive results in the first quarter, as revenue grew 4.5% year-over-year and 5.2% sequentially,” added Reslewic. “In January 2007, we added manufacturers’ reps to our U.S. distribution channel to increase market penetration for the WaveRunner, WaveSurfer and WaveJet product lines. After three quarters, this channel is building momentum and beginning to make a significant contribution to LeCroy’s growth.”

“We recently launched the first of our exciting new high-end products – a new 13 GHz digital oscilloscope for next-generation serial data standards,” said Reslewic. “The SDA 13000 provides the most advanced methods for next-generation serial data bus design and debugging available today. The introduction of this high bandwidth oscilloscope combines our best-in-class WaveShape Analysis toolbox with acquisition hardware that can acquire the high-speed signals inherent in next-generation serial data standards.”

“In contrast to the sales momentum we are seeing in the U.S. market and our continued strong performance in Europe, Japan remains soft,” said Reslewic. “We believe our new indirect sales force in that region provides us with the best opportunity to drive products to market with lower direct expenses during this weak pricing and demand market environment in Japan.”

“Our Protocol Solutions Group continued to see soft demand in Japan and from U.S. storage customers in the first quarter,” Reslewic said. “Our protocol solutions product suite precisely targets the most critical emerging customer requirements in PCI Express, Data Storage, peripherals and wireless. As adoption of next-generation protocol standards becomes more widespread, we believe LeCroy’s industry-leading portfolio of protocol solutions will enable us to capitalize on the resulting growth in demand.”

Financial Guidance and Business Outlook

“We are confident that LeCroy will continue to perform well in fiscal 2008,” said Reslewic. “Armed with a pipeline of innovative new products and a stronger distribution channel, we expect to see continued traction in the oscilloscope market. Although Japanese market dynamics may hamper our progress in the Asia-Pacific market for several quarters, we believe that we have taken the right course of action in Japan. We expect that our European sales will continue to report solid growth, and we are excited about the prospects for our protocol business.”

“We are reiterating our guidance for full fiscal year 2008 revenues in the range of $155 to $165 million and non-GAAP adjusted operating income between $12 and $17 million,” concluded Reslewic.

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, October 17, 2007 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (866) 800-8648 or (617) 614-2702 and providing the pass code: 32478195. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy’s 40-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to expectations regarding: LeCroy’s efforts to reduce operating costs and improve distribution effectiveness in the oscilloscope business; LeCroy’s ability to use an improved cost structure to leverage top-line growth; improvements in oscilloscope sales channel effectiveness, particularly in the United States, Asia and Japan; improvements in oscilloscope market share with the launch of significant new products; improvements for next-generation protocol standards that will drive the sales of LeCroy’s portfolio of serial data protocol analysis products; continued increase in market penetration for the WaveRunner, WaveSurfer and WaveJet product lines; the performance and success of LeCroy’s SDA 13000 serial data analyzer; LeCroy’s strategy to increase revenues in Europe and in our protocol business; projected softness in sales in Japan; the launch of new products and the time to get to market of new products aimed at enhancing the Company’s effectiveness at the high-end of the market; and LeCroy’s financial guidance for fiscal 2008 revenue and non-GAAP adjusted operating income. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define non-GAAP adjusted gross profit as gross profit as reported under GAAP less charges for share-based compensation costs included in cost of sales, restructuring charges, and the amortization of intangible assets acquired from CATC and Catalyst. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not excluded in determining non-GAAP adjusted gross profit. In addition, depreciation on other depreciable assets acquired from CATC and Catalyst, most notably property and equipment, is not excluded in determining non-GAAP adjusted gross profit. Non-GAAP adjusted gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP adjusted operating income as operating income reported under GAAP less charges for share-based compensation costs, restructuring charges and amortization of intangible assets acquired from CATC and Catalyst. Non-GAAP adjusted operating margin is computed as non-GAAP adjusted operating income as a percentage of total revenues. Non-GAAP adjusted operating income and non-GAAP adjusted operating margin are not substitutes for comparable GAAP measures.

We define non-GAAP adjusted net income as net income reported under GAAP less charges for share-based compensation costs, restructuring charges and amortization of intangible assets acquired from CATC and Catalyst, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP adjusted net income is approximately 35% and 31.5%, on a year-to-date basis, for each of the full fiscal 2007 and 2008 years, respectively. Non-GAAP adjusted net income is not a substitute for GAAP net income.

We define non-GAAP net income per diluted common share as non-GAAP adjusted net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, on a GAAP basis, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

Non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP adjusted net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,
In thousands, except per share data	2007	2006
Revenues:
Test and measurement products	$37,580	$35,298
Service and other	1,120	1,743

Total revenues	38,700	37,041

Cost of revenues:
Share-based compensation	35	35
Other costs of revenues	16,356	14,788

	16,391	14,823

Gross profit	22,309	22,218

Operating expenses:
Selling, general and administrative:
Share-based compensation	769	1,279
Other selling, general and administrative expenses	11,966	11,567

	12,735	12,846

Research and development:
Share-based compensation	359	421
Other research and development expenses	6,918	7,231

	7,277	7,652

Total operating expenses	20,012	20,498

Operating income	2,297	1,720

Other, net	(1,295)	(789)

Income before income taxes	1,002	931
Provision for income taxes	338	322

Net income	$664	$609

Net income per common share:
Basic	$0.06	$0.05
Diluted	$0.06	$0.05

Weighted average number of common shares:
Basic	11,730	12,217
Diluted	11,913	12,459

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	Sept 30, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$8,793	$10,448
Accounts receivable, net	33,954	31,941
Inventories, net	36,761	38,645
Other current assets	10,691	9,608

Total current assets	90,199	90,642

Property and equipment, net	20,262	20,339
Goodwill	105,771	105,885
Other non-current assets	13,557	14,453

TOTAL ASSETS	$229,789	$231,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,978	$16,905
Current portion of debt and capital leases	3,500	3,619
Accrued expenses and other current liabilities	13,854	15,408

Total current liabilities	30,332	35,932

Long-term bank debt	9,410	9,410
Senior convertible notes	72,000	72,000
Deferred revenue and other non-current liabilities	3,285	1,246

Total liabilities	115,027	118,588

Stockholders’ equity	114,762	112,731

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$229,789	$231,319

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP ADJUSTED RESULTS

(UNAUDITED)

	Three months ended
In thousands	September 30, 2007	September 30, 2006
GAAP gross profit, as reported	$22,309	$22,218

Non GAAP adjustments:
Share-based compensation	35	35
Amortization of intangible assets acquired	229	259
Restructuring charges	124	—

Non GAAP adjusted gross profit	$22,697	$22,512

	Three months ended
In thousands	September 30, 2007	September 30, 2006
GAAP operating income, as reported	$2,297	$1,720

Non GAAP adjustments:
Share-based compensation	1,163	1,735
Amortization of intangible assets acquired	229	259
Restructuring charges	597	—

Non GAAP adjusted operating income	$4,286	$3,714

	Three months ended
In thousands	September 30, 2007	September 30, 2006
GAAP net income, as reported	$664	$609

After-tax effect of Non GAAP adjustments:
Share-based compensation	819	1,176
Amortization of intangible assets acquired	157	163
Restructuring charges	409	—

Non GAAP adjusted net income	$2,049	$1,948

	Three months ended
In thousands, except per share data	September 30, 2007	September 30, 2006
Net income per common share
Diluted, as reported	$0.06	$0.05
Diluted, non GAAP	$0.17	$0.16

Weighted average number of common shares:
Diluted, as reported	11,913	12,459
Diluted, non GAAP	11,913	12,459